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EXHIBIT (d)(viii)
  NOTICE OF GUARANTEED DELIVERY

                          NOTICE OF GUARANTEED DELIVERY

                          For Shares of Common Stock of
                       BOULDER GROWTH & INCOME FUND, INC.
                    Subscribed for under Primary Subscription
                         And Over-Subscription Privilege

As set forth in the Prospectus, this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Fund's Common Stock (the "Shares") subscribed for under the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent:

                           The Subscription Agent is:

                               Colbent Corporation
                             Attn: Corporate Actions
                               40 Campanelli Drive
                         Braintree, Massachusetts 02184

                     Confirm by Telephone to: (781) 575-4816

BY  MAIL:                                        BY OVERNIGHT COURIER:
Colbent Corporation                              Colbent Corporation
Attn:  Corporate Actions                         Attn:  Corporate Actions
P.O. Box 859208                                  40 Campanelli Drive
Braintree, Massachusetts  01285-9208             Braintree, Massachusetts  02184

BY HAND DELIVERY:                                BY FACSIMILE:
Securities Transfer & Reporting Services, Inc.   (781) 380-3388
c/o Colbent Corporation                          Confirm by telephone
100 William Street, Galleria                     to (781) 575-4816
New York, New York  10038

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTION VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.




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The New York Stock Exchange member firm, bank or trust company which completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, guaranteeing delivery of (a) payment in full for all subscribed Shares and (b) a properly completed and signed copy of the Subscription Certificate (which certificate and full payment must then be delivered no later than the close of business on the third business day after the Expiration Date, unless extended) to the Subscription Agent prior to 5:00 P.M., New York time, on the Expiration Date, unless extended. Failure to do so will result in a forfeiture of the Rights.

                                    GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 P.M. Eastern time, on December 26, 2002 (unless extended as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) delivery of payment in full of the Subscription Price for Shares (determined in accordance with the formula set forth in the Prospectus) subscribed for on Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Subscription Certificate.

                            (continued on other side)




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                              Broker Assigned Control No.
                                                          ----------------------

                     THE BOULDER GROWTH & INCOME FUND, INC.

1.  PRIMARY SUBSCRIPTION   Number of Rights to be   Number of Primary Shares      Payment to be made in connection
                           exercised                requested for which you are   with Primary Shares
                                                    guaranteeing delivery of
                                                    Rights and Payment

                           ____________ Rights      ____________ Shares           $________________

2.  OVER-SUBSCRIPTION                               Number of Over-Subscription   Payment to be made in connection
                                                    Shares requested for which    with Over-Subscription Shares
                                                    you are guaranteeing
                                                    payment

                                                    ____________ Shares           $_________________

3.  TOTALS                 Total Number of Rights
                           to be Delivered

                           ___________ Rights                                     $________________ Total Payment

Method of delivery (circle one)

A. Through DTC

B. Direct to Colbent Corporation, as Subscription Agent. Please reference below the registration of the Rights to be delivered.

                          ----------------------------

                          ----------------------------

                          ----------------------------

Please assign a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. In addition, please note that if you are guaranteeing for Over-Subscription Privilege Shares and are a DTC participant, you must also execute and forward to Colbent Corporation a DTC Participant Over-Subscription Exercise Form.




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Name of Firm                              Authorized Signature


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DTC Participant Number                    Title


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Address                                   Name  (Please print or type)


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                       Zip Code           Phone Number


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Contact Name                              Date